SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	August 5, 2004

Pennsylvania Real Estate Investment Trust

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	1-6300	23-6216339

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

The Bellevue, 200 S. Broad Street, Philadelphia, Pennsylvania	19102

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Item 12.   Results of Operations and Financial Condition.

     The following information, furnished under “Item 12. Results of Operations and Financial Condition,” shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

     On August 5, 2004, Pennsylvania Real Estate Investment Trust included Quarterly Supplemental Disclosure for the quarter ended June 30, 2004 on its website at www.preit.com. A copy of the Quarterly Supplemental Disclosure is attached as an exhibit to this report.

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: August 11, 2004	By:	/s/ Jonathan B. Weller

Jonathan B. Weller
Vice Chairman

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Exhibit Index

99.1	Quarterly Supplemental Disclosure (June 30, 2004).